Exhibit 99

      LifePoint Hospitals Reports Fourth Quarter and Year-End 2004 Results

     BRENTWOOD, Tenn.--(BUSINESS WIRE)--Feb. 9, 2005--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2004.
     In commenting on the year-end results, Kenneth C. Donahey, chairman, president and chief executive officer of LifePoint Hospitals, said, "The past year has been one of the most productive and fulfilling in our company's history. In addition to meeting or surpassing our operational and financial objectives, we agreed to merge with Province Healthcare, which transaction we now expect to complete in mid to late March. After visiting the Province hospitals, I am more confident than ever about the significant benefits of this acquisition and our ability to efficiently integrate the Province hospitals into LifePoint. The joining of LifePoint and Province represents a nearly seamless alignment of missions, philosophies, services and cultures. Instead of pursuing this shared mission separately, we will be able to pursue it with even greater strength, greater potential and greater benefit to more than 50 communities throughout the United States. This is an exciting time to be part of our company."
     For the fourth quarter ended December 31, 2004, revenues from continuing operations were $257.5 million, up 12.4% from $229.2 million for the same period a year ago. Net income for the quarter increased 21.3% to $23.4 million, or $0.59 per diluted share, compared with net income of $19.3 million, or $0.50 per diluted share, for the prior-year period.
     For the year ended December 31, 2004, revenues from continuing operations were $996.9 million, up 13.9% from $875.6 million a year ago. Net income for the year ended December 31, 2004, increased 25.1% to $85.7 million, or $2.17 per diluted share, compared with net income of $68.5 million, or $1.76 per diluted share, for the prior year.
     The consolidated financial results for the fourth quarter ended December 31, 2004, reflect a 4.0% decrease in total admissions from continuing operations and a 1.3% decrease in equivalent admissions from continuing operations compared with the fourth quarter of 2003. On a same-hospital basis, total admissions from continuing operations decreased 6.5% compared with the same period last year, and equivalent admissions from continuing operations decreased 4.9% over the prior-year period. As was consistent throughout the industry, volume indicators were low as a result of a light flu season.
     The consolidated financial results for the year ended December 31, 2004, reflect a 3.5% increase in total admissions from continuing operations and a 4.8% increase in equivalent admissions from continuing operations compared with the prior year. On a same-hospital basis, total admissions from continuing operations increased 0.4% compared with 2003, and equivalent admissions from continuing operations increased 0.6% over the prior year.
     A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' year-end conference call will be available on line at www.lifepointhospitals.com and www.fulldisclosure.com on February 10, 2005, beginning at 10:00 a.m. Eastern Time.
     LifePoint Hospitals, Inc. currently operates 30 hospitals in non-urban communities. In most cases, the LifePoint Hospitals facility is the only hospital in its community. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 9,900 employees.

     Important Legal Information

     In connection with the proposed transaction between LifePoint Hospitals and Province Healthcare, Lakers Holding Corp. has filed with the Securities and Exchange Commission (the "SEC") a joint proxy statement/prospectus, as part of a Registration Statement on Form S-4, and other relevant materials. The definitive joint proxy statement/prospectus will be mailed to the stockholders of LifePoint Hospitals and Province Healthcare. Investors and security holders are advised to read the joint proxy statement/prospectus and other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information about LifePoint Hospitals, Province Healthcare and the proposed transaction. In addition, the joint proxy statement/prospectus and other relevant materials filed by Lakers Holding Corp., LifePoint Hospitals or Province Healthcare with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LifePoint Hospitals by contacting Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee, 37027, Phone: (615) 372-8500 and by Province Healthcare by contacting Investor Relations, Province Healthcare Company, 105 Westwood Place, Suite 400, Brentwood, Tennessee, 37027, Phone:
(615) 370-1377.
     LifePoint Hospitals and Province Healthcare, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the merger agreement. Information about the directors and executive officers of LifePoint Hospitals, and their interests in the transactions contemplated by the merger agreement, including their ownership of LifePoint Hospitals common stock, is set forth in the proxy statement for LifePoint Hospitals' 2004 annual meeting, which was filed with the SEC on April 28, 2004, and in the joint proxy statement/prospectus. Information about the directors and executive officers of Province Healthcare, and their interests in the transactions contemplated by the merger agreement, including their ownership of Province Healthcare common stock, is set forth in the proxy statement for Province Healthcare's 2004 annual meeting, which was filed with the SEC on April 20, 2004, and in the joint proxy statement/prospectus. Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the joint proxy statement/prospectus and the other relevant documents filed with the SEC.
     This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements, particularly those statements regarding the effects of the merger, reflect management's current expectations and beliefs, are not guarantees of performance of LifePoint Hospitals or the combined entity following completion of the Province transaction and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors relating to the proposed Province transaction include, without limitation, the possibility that (1) the companies may be unable to obtain the required stockholder approvals; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (6) the combined company may be subject to future regulatory or legislative actions. These forward-looking statements are also subject to other risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by our corporate integrity agreement; (iii) our ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (iv) the availability, cost and terms of insurance coverage; (v) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vi) the ability to attract and retain qualified management and personnel; (vii) the geographic concentration of our operations; (viii) our ability to acquire hospitals on favorable terms; (ix) our ability to operate and integrate newly acquired facilities successfully; (x) the availability and terms of capital to fund our business strategy; (xi) changes in our liquidity or indebtedness; (xii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiii) volatility in the market value of our common stock; (xiv) changes in general economic conditions in the markets we serve; (xv) our reliance on information technology systems maintained by HCA Inc.; (xiv) the costs of complying with the Americans With Disabilities Act; and
(xvi) those risks and uncertainties described from time to time in our filings with the SEC, including those related to the proposed transaction between LifePoint Hospitals and Province Healthcare. Therefore, our future results may differ materially from those described in this release. We undertake no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
     All references to "Company" and "LifePoint Hospitals" as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.


                       LIFEPOINT HOSPITALS, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             Dollars in millions, except per share amounts

                                        For the Three Months Ended
                                              December 31,
                                          2004            2003
                                   ----------------  ----------------
                                   Amount    Ratio   Amount    Ratio
                                   -------  -------  -------  -------
Revenues (1)                        $257.5    100.0%  $229.2    100.0%

Salaries and benefits                102.7     39.9     90.1     39.3
Supplies                              33.7     13.1     30.9     13.5
Other operating expenses              42.9     16.6     39.3     17.1
Provision for doubtful accounts       22.2      8.6     20.8      9.1
Depreciation and amortization         13.6      5.4     11.6      5.1
Interest expense, net                  2.9      1.1      2.9      1.3
Debt retirement costs                   --       --       --       --
ESOP expense                           2.3      0.9      2.0      0.8
                                   -------  -------  -------  -------
                                     220.3     85.6    197.6     86.2
                                   -------  -------  -------  -------
Income from continuing
 operations before minority
 interests and income taxes           37.2     14.4     31.6     13.8
Minority interests in earnings
 of consolidated entities              0.3      0.1      0.2      0.1
                                   -------  -------  -------  -------
Income from continuing
 operations before income taxes       36.9     14.3     31.4     13.7
Provision for income taxes            13.9      5.3     11.7      5.1
                                   -------  -------  -------  -------
Income from continuing operations     23.0      9.0     19.7      8.6
Income (loss) from discontinued
 operations, net of income taxes       0.4      0.1     (0.4)    (0.1)
                                   -------  -------  -------  -------
Net income                           $23.4      9.1%   $19.3      8.5%
                                   =======  =======  =======  =======
Earnings (loss) per
 share - basic:
  Continuing operations              $0.62             $0.54
  Discontinued operations             0.01             (0.01)
                                   -------           -------
   Net income                        $0.63             $0.53
                                   =======           =======
Earnings (loss) per
 share - diluted:
  Continuing operations              $0.58             $0.51
  Discontinued operations             0.01             (0.01)
                                   -------           -------
   Net income                        $0.59             $0.50
                                   =======           =======

                                           For the Year Ended
                                              December 31,
                                          2004            2003
                                   ----------------  ----------------
                                   Amount    Ratio   Amount    Ratio
                                   -------  -------  -------  -------
Revenues (1)                        $996.9    100.0%  $875.6    100.0%

Salaries and benefits                399.4     40.1    352.3     40.2
Supplies                             129.1     12.9    114.2     13.0
Other operating expenses             166.8     16.7    155.4     17.8
Provision for doubtful accounts       86.2      8.7     74.1      8.5
Depreciation and amortization         48.1      4.9     43.1      4.8
Interest expense, net                 12.6      1.3     12.8      1.5
Debt retirement costs                  1.5      0.1       --       --
ESOP expense                           9.4      0.9      6.9      0.8
                                   -------  -------  -------  -------
                                     853.1     85.6    758.8     86.6
                                   -------  -------  -------  -------
Income from continuing
 operations before minority
 interests and income taxes          143.8     14.4    116.8     13.4
Minority interests in earnings
 of consolidated entities              1.0      0.1      0.7      0.1
                                   -------  -------  -------  -------
Income from continuing
 operations before income taxes      142.8     14.3    116.1     13.3
Provision for income taxes            56.0      5.6     45.9      5.3
                                   -------  -------  -------  -------
Income from continuing operations     86.8      8.7     70.2      8.0
Income (loss) from discontinued
 operations, net of income taxes      (1.1)    (0.1)    (1.7)    (0.2)
                                   -------  -------  -------  -------
Net income                           $85.7     8.6%    $68.5      7.8%
                                   =======  =======  =======  =======
Earnings (loss) per
 share - basic:
  Continuing operations              $23.4             $1.89
  Discontinued operations            (0.03)            (0.05)
                                   -------           -------
   Net income                        $2.31             $1.84
                                   =======           =======
Earnings (loss) per
 share - diluted:
  Continuing operations              $2.20             $1.80
   Discontinued operations           (0.03)            (0.04)
                                   -------           -------
   Net income                        $2.17             $1.76
                                   =======           =======

(1) Revenues for the year ended December 31, 2004 include recognition of approximately $3.2 million of additional revenues during the first quarter of 2004 related to a Medicare disproportionate share designation confirmation by the Centers for Medicare and Medicaid Services. The Company reduced revenues by $3.0 million and $0.2 million during the third and fourth quarters of 2003, respectively, representing the three-year difference in reimbursement from this change in designation.


                       LIFEPOINT HOSPITALS, INC.
            UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION
       Dollars and shares in millions, except per share amounts

                                  Three Months Ended    Year Ended
                                     December 31,      December 31,
                                   ----------------  ----------------
                                    2004     2003     2004      2003
                                   -------  -------  -------  -------

Income from continuing operations    $23.0    $19.7    $86.8    $70.2
Add: Interest on convertible
     notes, net of income taxes        1.8      1.9      7.3      7.8
                                   -------  -------  -------  -------
Adjusted income from
 continuing operations                24.8     21.6     94.1     78.0
Income (loss) from discontinued
 operations, net of income taxes       0.4     (0.4)    (1.1)    (1.7)
                                   -------  -------  -------  -------
                                     $25.2    $21.2    $93.0    $76.3
                                   =======  =======  =======  =======

Weighted average number
 of shares - basic                    37.4     36.4     37.0     37.2
Add: Shares for conversion of
      convertible notes                4.7      5.3      5.0      5.3
     Other share equivalents           0.7      0.8      0.8      0.8
                                   -------  -------  -------  -------
Weighted average number of shares
 and equivalents - diluted            42.8     42.5     42.8     43.3
                                   =======  =======  =======  =======

Earnings (loss) per
 share - basic:
  Continuing operations              $0.62    $0.54    $2.34    $1.89
  Discontinued operations             0.01    (0.01)   (0.03)   (0.05)
                                   -------  -------  -------  -------
   Net income                        $0.63    $0.53    $2.31    $1.84
                                   =======  =======  =======  =======

Earnings (loss) per
 share - diluted:
  Continuing operations              $0.58    $0.51    $2.20    $1.80
  Discontinued operations             0.01    (0.01)   (0.03)   (0.04)
                                   -------  -------  -------  -------
   Net income                        $0.59    $0.50    $2.17    $1.76
                                   =======  =======  =======  =======


                       LIFEPOINT HOSPITALS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              In millions
                                                    Dec. 31,  Dec. 31,
                                                      2004      2003
                                                     -------  -------
ASSETS                                             (Unaudited)  (1)
Current assets:
 Cash and cash equivalents                             $18.6    $20.6
 Accounts receivable, less allowances for doubtful
  accounts of $103.6 and $111.7 at December 31, 2004
  and December 31, 2003, respectively                  112.0    101.4
 Inventories                                            25.3     21.7
 Assets held for sale                                   33.0     34.7
 Income taxes receivable                                 7.5      7.4
 Deferred income taxes and other current assets         31.4     19.5
                                                     -------  -------
                                                       227.8    205.3
Property and equipment:
 Land                                                   20.5     18.5
 Buildings and improvements                            385.4    347.2
 Equipment                                             342.0    315.7
 Construction in progress                               48.6     28.2
                                                     -------  -------
                                                       796.5    709.6
 Accumulated depreciation                             (295.4)  (265.7)
                                                     -------  -------
                                                       501.1    443.9

Deferred loan costs, net                                 4.9      7.0
Intangible assets, net                                   3.3      4.2
Other                                                    5.8       --
Goodwill                                               144.4    138.6
                                                     -------  -------
                                                      $887.3   $799.0
                                                     =======  =======

LIABILITIES AND EQUITY
Current liabilities:
 Accounts payable                                      $29.5    $30.9
 Accrued salaries                                       31.2     25.4
 Liabilities held for sale                               0.3      0.3
 Other current liabilities                              18.2     12.2
                                                     -------  -------
                                                        79.2     68.8

Revolving credit facility                                 --     20.0
Convertible notes                                      221.0    250.0
Deferred income taxes                                   47.9     35.9
Professional and general liability
 claims and other liabilities                           28.4     28.6

Minority interests in equity
 of consolidated entities                                1.3      1.4

Stockholders' equity:
 Preferred stock                                          --       --
 Common stock                                            0.4      0.4
 Capital in excess of par value                        332.6    301.7
 Unearned ESOP compensation                            (12.9)   (16.1)
 Unearned compensation on nonvested stock               (4.5)      --
 Retained earnings                                     222.8    137.2
 Treasury stock                                        (28.9)   (28.9)
                                                     -------  -------
                                                       509.5    394.3
                                                     -------  -------
                                                      $887.3   $799.0
                                                     =======  =======

(1)  Derived from audited financial statements.


                       LIFEPOINT HOSPITALS, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              In millions

                                  Three Months Ended    Year Ended
                                     December 31,      December 31,
                                   ----------------  ----------------
                                     2004     2003     2004     2003
                                   -------  -------  -------  -------
Cash flows from continuing
 operating activities:
  Net income                         $23.4    $19.3    $85.7    $68.5
  Adjustments to reconcile net
   income to net cash provided by
   continuing operating activities:
    Loss (income) from
     discontinued operations, net
     of income taxes                  (0.4)     0.4      1.1      1.7
    Depreciation and amortization     13.6     11.6     48.1     43.1
    Debt retirement costs               --       --      1.5       --
    ESOP expense                       2.3      2.0      9.4      6.9
    Minority interests in earnings
    of consolidated entities           0.3      0.2      1.0      0.7
    Deferred income taxes              5.3      1.8      4.4      8.9
    Reserve for professional and
     general liability claims, net    (2.3)    (0.9)    (0.2)     2.4
    Tax benefit from employee
     stock plans                       1.8      1.6      6.2      2.3
    Increase (decrease) in cash
     from operating assets and
     liabilities, net of effects
     from acquisitions:
      Accounts receivable              3.2     (8.6)   (11.1)   (15.5)
      Inventories and other
       current assets                 (3.5)    (0.4)    (6.6)    (4.8)
      Accounts payable and
       accrued expenses               (9.5)   (16.2)     6.6     (3.5)
     Income taxes payable             (1.4)     1.6     (0.1)    (7.5)
 Other                                 1.1      0.6      2.6      1.8
                                   -------  -------  -------  -------
   Net cash provided by continuing
    operating activities              33.9     13.0    148.6    105.0

Cash flows from continuing
 investing activities:
  Purchase of property
   and equipment                     (25.3)   (15.9)   (82.0)   (68.3)
  Acquisitions, net of
   cash acquired                      (2.7)    (0.2)   (30.5)   (16.5)
  Other                               (0.3)    (0.4)    (1.1)     0.6
                                   -------  -------  -------  -------
   Net cash used in continuing
    investing activities             (28.3)   (16.5)  (113.6)   (84.2)

Cash flows from continuing
 financing activities:
  Repurchase of convertible notes       --       --    (29.9)      --
  Repurchase of common stock            --    (17.7)      --    (45.7)
  Borrowing under revolving
   credit facility                      --     20.0     30.0     20.0
  Repayment under revolving
   credit facility                      --       --    (50.0)      --
  Proceeds from exercise
   of stock options                    2.5      2.4     10.2      3.7
  Other                                1.3     (0.1)     1.9      1.0
                                   -------  -------  -------  -------

   Net cash provided by (used in)
    continuing financing activities    3.8      4.6    (37.8)   (21.0)

Net cash provided by (used in)
 continuing operations                 9.4      1.1     (2.8)    (0.2)
Net cash provided by (used in)
 discontinued operations              (0.1)    (0.6)     0.8     (2.2)
                                   -------  -------  -------  -------

Change in cash and
 cash equivalents                      9.3      0.5     (2.0)    (2.4)
Cash and cash equivalents
 at beginning of period                9.3     20.1     20.6     23.0
                                   -------  -------  -------  -------
Cash and cash equivalents
 at end of period                    $18.6    $20.6    $18.6    $20.6
                                   =======  =======  =======  =======

Interest payments                     $5.0     $5.8    $12.1    $12.4
                                   =======  =======  =======  =======

Income taxes paid, net                $8.0     $6.6    $44.6    $41.4
                                   =======  =======  =======  =======


                       LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS

                                                Three Months Ended
                                                   December 31,
                                            -------------------------
                                                                 %
                                             2004      2003    Change
                                            -------  -------  -------
Continuing Operations: (1)
Number of hospitals
 at end of period                                29       28      3.6%
Licensed beds at end of period                2,688    2,681      0.3
Weighted average licensed beds                2,720    2,681      1.5
Average daily census                            990    1,041     (4.9)
Average length of stay                          4.0      4.0       --
Revenues ($ in millions)                     $257.5   $229.2     12.4
Revenues per equivalent admission            $5,630   $4,946     13.8
Equivalent admissions (2)                    45,744   46,338     (1.3)
Outpatient factor (2)                          2.01     1.96      2.6
Outpatient surgeries                         19,133   18,277      4.7
Inpatient surgeries                           6,500    6,281      3.5
Emergency room visits                       103,852  110,842     (6.3)
Admissions                                   22,769   23,722     (4.0)
Medicare case mix index                        1.20     1.17      2.6

Outpatient revenues as a
 percentage of total revenues                  52.3%    47.3%  N/M (3)

Same-Hospital: (4)
Number of hospitals
 at end of period                                27       27       --
Licensed beds at end of period                2,507    2,568     (2.4)
Weighted average licensed beds                2,539    2,568     (1.1)
Average daily census                            946    1,014     (6.7)
Average length of stay                          4.0      4.0       --
Revenues ($ in millions)                     $241.0   $222.7      8.2
Revenues per equivalent admission            $5,641   $4,961     13.7
Equivalent admissions (2)                    42,721   44,912     (4.9)
Outpatient factor (2)                          1.98     1.94      2.1
Outpatient surgeries                         17,582   17,610     (0.2)
Inpatient surgeries                           6,063    6,115     (0.9)
Emergency room visits                        95,763  107,289    (10.7)
Admissions                                   21,621   23,135     (6.5)
Medicare case mix index                        1.19     1.16      2.6

Outpatient revenues as a
 percentage of total revenues                  49.9%    47.0%  N/M (3)

                                                   Year Ended
                                                   December 31,
                                            -------------------------
                                                                 %
                                             2004      2003    Change
                                            -------  -------  -------
Continuing Operations: (1)
Number of hospitals at end of period             29       28      3.6%
Licensed beds at end of period                2,688    2,681      0.3
Weighted average licensed beds                2,692    2,595      3.7
Average daily census                          1,013      980      3.4
Average length of stay                          4.0      4.0       --
Revenues ($ in millions)                     $996.9   $875.6     13.9
Revenues per equivalent admission            $5,423   $4,991      8.7
Equivalent admissions (2)                   183,819  175,439      4.8
Outpatient factor (2)                          2.00     1.98      1.0
Outpatient surgeries                         75,508   71,488      5.6
Inpatient surgeries                          26,235   24,528      7.0
Emergency room visits                       416,060  408,321      1.9
Admissions                                   91,772   88,695      3.5
Medicare case mix index                        1.18     1.17      0.9

Outpatient revenues as a
 percentage of total revenues                  51.5%    50.4%  N/M (3)

Same-Hospital: (4)
Number of hospitals at end of period             27       27       --
Licensed beds at end of period                2,507    2,568     (2.4)
Weighted average licensed beds                2,638    2,567      2.8
Average daily census                            981      973      0.8
Average length of stay                          4.1      4.0      2.5
Revenues ($ in millions)                     $951.7   $869.1      9.5
Revenues per equivalent admission            $5,436   $4,995      8.8
Equivalent admissions (2)                   175,064  174,013      0.6
Outpatient factor (2)                          1.98     1.98       --
Outpatient surgeries                         71,077   70,821      0.4
Inpatient surgeries                          25,030   24,362      2.7
Emergency room visits                       392,422  404,768     (3.1)
Admissions                                   88,461   88,108      0.4
Medicare case mix index                        1.18     1.17      0.9

Outpatient revenues as a
 percentage of total revenues                  50.2%    50.3%  N/M (3)

(1) Continuing operations excludes the operations of Bartow Memorial Hospital, which the Company plans to sell and is classified as held for sale.
(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.
(3)  Not meaningful.
(4) Same-hospital information excludes the operations of hospitals that the Company acquired after January 1, 2003, and Bartow Memorial Hospital, which the Company plans to sell and is classified as held for sale.


                       LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATION
                          Dollars in millions

Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, debt retirement costs, ESOP expense, minority interests in earnings of consolidated entities, income taxes and discontinued operations. Our management and Board of Directors use adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. Our revolving credit facility uses adjusted EBITDA for numerous financial covenants. We believe adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                                       For the Three Months Ended
                                              December 31,
                                   ----------------------------------
                                         2004              2003
                                   ----------------  ----------------
                                   Amount    Ratio   Amount    Ratio
                                   -------  -------  -------  -------
Revenues                            $257.5    100.0%  $229.2    100.0%

Salaries and benefits                102.7     39.9     90.1     39.3
Supplies                              33.7     13.1     30.9     13.5
Other operating expenses              42.9     16.6     39.3     17.1
Provision for doubtful accounts       22.2      8.6     20.8      9.1
                                   -------  -------  -------  -------
Adjusted EBITDA                      $56.0     21.8%   $48.1     21.0%
                                   =======  =======  =======  =======

                                           For the Year Ended
                                               December 31,
                                   ----------------------------------
                                         2004              2003
                                   ----------------  ----------------
                                   Amount    Ratio   Amount    Ratio
                                   -------  -------  -------  -------
Revenues                            $996.9    100.0%  $875.6    100.0%

Salaries and benefits                399.4     40.1    352.3     40.2
Supplies                             129.1     12.9    114.2     13.0
Other operating expenses             166.8     16.7    155.4     17.8
Provision for doubtful accounts       86.2      8.7     74.1      8.5
                                   -------  -------  -------  -------
Adjusted EBITDA                     $215.4     21.6%  $179.6     20.5%
                                   =======  =======  =======  =======

The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited consolidated statements of operations:

                                  Three Months Ended    Year Ended
                                      December 31,      December 31,
                                   ----------------  ----------------
                                     2004     2003    2004      2003
                                   -------  -------  -------  -------
Adjusted EBITDA                      $56.0    $48.1   $215.4   $179.6

Less:
 Depreciation and amortization        13.6     11.6     48.1     43.1
 Interest expense, net                 2.9      2.9     12.6     12.8
 Debt retirement costs                  --      --       1.5       --
 ESOP expense                          2.3      2.0      9.4      6.9
 Minority interests in earnings
  of consolidated entities             0.3      0.2      1.0      0.7
 Provision for income taxes           13.9     11.7     56.0     45.9
 Loss (income) from discontinued
  operations, net of income taxes     (0.4)     0.4      1.1      1.7
                                   -------  -------  -------  -------
Net income                           $23.4    $19.3    $85.7    $68.5
                                   =======  =======  =======  =======


     CONTACT: LifePoint Hospitals
              Michael J. Culotta, 615-372-8512